              As filed with the Securities and Exchange Commission
                                on July 28, 1999
                                              Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              PC CONNECTION, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                         02-0497006
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification Number)

ROUTE 101A, 730 MILFORD ROAD, MILFORD, NEW HAMPSHIRE           03054
      (Address of Principal Executive Offices)               (Zip Code)

               1997 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED
                            (Full title of the plan)

                                PATRICIA GALLUP
                           CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER
                              PC CONNECTION, INC.
                                   ROUTE 101A
                                730 MILFORD ROAD
                          MILFORD, NEW HAMPSHIRE 03054
                    (Name and address of agent for service)

                                 (603) 423-2000
         (Telephone number, including area code, of agent for service)


==================================================================================================
                        CALCULATION OF REGISTRATION FEE
==================================================================================================
                                                                    PROPOSED
                                           PROPOSED MAXIMUM          MAXIMUM          AMOUNT OF
TITLE OF SECURITIES      AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
TO BE REGISTERED          REGISTERED            SHARE                  PRICE             FEE
--------------------------------------------------------------------------------------------------
Common Stock,               800,000           $13.60(1)            $10,880,000(1)       $3,025
$0.01 par value
==================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on
     Nasdaq National Market on July 27, 1999 in accordance with Rules 457(c) and
     457(h) of the Securities Act of 1933.
==================================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Registrant's 1997 Stock Incentive Plan, as amended and restated pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference


     Except for Item 3 and Item 6, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-50847, filed by the Registrant on April 23, 1998, relating to the Registrant's 1997 Stock Incentive Plan, as amended.

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

     The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

     (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

     (3) The description of the common stock of the Registrant, $0.01 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Article SEVENTH of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant of its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

     Article EIGHTH of the Certificate provides that the Registrant shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of his or her position (an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Article EIGHTH of the Certificate provides that the Registrant shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of Indemnitee's position or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses and, to the extent permitted by law amounts paid in settlement actually and reasonably incurred by him or her on his or her behalf in connection with such action, suit or proceeding, and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant.

     As permitted by Section 145, the Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers and for which they are not indemnified by the Registrant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, New Hampshire, on the 28th day of July, 1999.


                              PC CONNECTION, INC.


                              By /s/Patricia Gallup
                                ---------------------------------
                                    Patricia Gallup
                                    Chairman of the Board and
                                    Chief Executive Officer



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of PC Connection, Inc. hereby severally constitute Patricia Gallup and Wayne L. Wilson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable PC Connection, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Signature                       Title                      Date
---------------------     -----------------------------     --------------


/s/Patricia Gallup        Chairman of the Board and         July 28, 1999
---------------------     Chief Executive Officer
Patricia Gallup           (principal executive officer)



/s/Mark Gavin             Chief Financial Officer           July 28, 1999
---------------------     (principal financial and
Mark Gavin                accounting officer)



/s/David Hall             Vice Chairman of the Board        July 28, 1999
---------------------
David Hall



/s/David Beffa-Negrini    Director                          July 28, 1999
---------------------
David Beffa-Negrini



/s/Martin C. Murrer       Director                          July 16, 1999
---------------------
Martin C. Murrer



/s/Peter J. Baxter        Director                          July 14, 1999
---------------------
Peter J. Baxter

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number   Description
-------  -----------
 4.1(1) Amended and Restated Certificate of Incorporation of the Registrant 4.2(2) By-Laws of the Registrant
 5.1     Opinion of Hale and Dorr LLP
23.1     Consent of Hale and Dorr LLP (included in Exhibit 5.1)
23.2     Consent of Deloitte & Touche LLP
24 Power of Attorney (included in the signature page of this Registration Statement)

-----------------------
(1) Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-41171).

(2) Incorporated herein by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-41171).